AMENDED AND RESTATED EXHIBIT A

TO THE EXPENSE REIMBURSEMENT AGREEMENT BETWEEN FLEXSHARES

TRUST AND NORTHERN TRUST INVESTMENTS, INC., DATED AUGUST 23, 2011

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of September 20, 2012:

Name of Fund

FlexShares® Morningstar US Market Factor Tilt Index Fund

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

FlexShares® Morningstar Global Upstream Natural Resources Index Fund

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 7-Year Target Duration TIPS Index Fund

FlexShares® Ready Access Variable Income Fund

FlexShares® Quality Dividend Index Fund

FlexShares® Quality Dividend Dynamic Index Fund

FlexShares® Quality Dividend Defensive Index Fund

FlexShares® International Quality Dividend Index Fund

FlexShares® International Quality Dividend Dynamic Index Fund

FlexShares® International Quality Dividend Defensive Index Fund

All signatures need not appear on the same copy of this Amended and Restated Exhibit A.

FLEXSHARES TRUST

By:	/s/ Peter K. Ewing
Title:	Vice President

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Peter K. Ewing
Title:	Senior Vice President